UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 11, 2006

Excelsior Venture Partners III, LLC

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29665	13-4102528
(Commission File Number)	(IRS Employer Identification No.)

225 High Ridge Road Stamford, CT	06905
(Address of Principal Executive Offices)	(Zip Code)

(203) 352-4400

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed, on November 20, 2006, The Charles Schwab Corporation (“Schwab”) announced an agreement to sell U.S. Trust Corporation (“U.S. Trust Corp.”), a wholly-owned subsidiary of Schwab, to Bank of America Corporation (the “Sale”). The Sale of U.S. Trust Corp. includes all of U.S. Trust Corp.’s subsidiaries, including UST Advisers, Inc., the investment adviser of the Registrant, and New York Asset Management Division, a separately identifiable division of the United States Trust Company, N.A. and the investment sub-adviser of the Registrant. The Sale is subject to Federal Reserve Board and other regulatory approvals and is currently expected to close in the first quarter of 2007.

On December 11, 2006, Deloitte & Touche LLP (“D&T”) informed the Registrant that D&T is not independent of Bank of America Corporation, and that, effective upon the closing date of the Sale, D&T will no longer be able to serve as the Registrant’s Independent Registered Public Accounting Firm and provide any attest services to the Registrant.

The Registrant has begun the process of seeking an alternative Independent Registered Public Accounting Firm to replace D&T, which, assuming the Sale is not abandoned, is expected to occur after the completion of D&T’s audit of the Registrant’s financial statements for the year ended October 31, 2006 and prior to commencement of 2007 fiscal year audit and attest engagements.

Because D&T’s ability to serve as the Registrant’s Independent Registered Public Accounting Firm and to provide any attest services to the Fund is contingent upon the Sale closing, the Registrant is not providing the information required by Item 4.01 of Form 8-K at this time. The Registrant will provide this information if and when D&T’s resignation becomes definite or the Registrant’s audit committee determines to dismiss D&T.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Excelsior Venture Partners III, LLC
(Registrant)

Date: December 15, 2006	/s/ David R. Bailin
David R. Bailin
Co-Chief Executive Officer

Date: December 15, 2006	/s/ Raghav V. Nandagopal
Raghav V. Nandagopal
Co-Chief Executive Officer

Date: December 15, 2006	/s/ Robert F. Aufenanger
Robert F. Aufenanger
Treasurer
(Principal Financial Officer)